UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 19, 2017
Cleveland-Cliffs Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Public Square, Suite 3300 Cleveland, Ohio		44114-2315
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (216) 694-5700

(Not Applicable)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On December 19, 2017, Cleveland-Cliffs Inc., an Ohio corporation (the “Company”), entered into an indenture (the “Secured Notes Indenture”) among the Company, the guarantors party thereto (the “Guarantors”) and U.S. Bank National Association, as trustee and first lien notes collateral agent (the “Trustee”), relating to the issuance by the Company of $400 million aggregate principal amount of 4.875% Senior Secured Notes due 2024 (the “Secured Notes”). The Secured Notes were sold on December 19, 2017 in a private transaction exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”). The Secured Notes have not been, and will not be, registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.
The Secured Notes bear interest at a rate of 4.875% per annum. Interest on the Secured Notes is payable semi-annually in arrears on January 15 and July 15 of each year, commencing on July 15, 2018. The Secured Notes mature on January 15, 2024 and are secured senior obligations of the Company.
The Secured Notes are jointly and severally and fully and unconditionally guaranteed on a senior secured basis by substantially all of the Company’s material domestic subsidiaries and will be secured (subject in each case to certain exceptions and permitted liens) by (i) a first-priority lien on substantially all of the Company’s assets and the assets of the Guarantors (other than accounts receivable and other rights to payment, inventory, as-extracted collateral, certain investment property, certain general intangibles and commercial tort claims, certain mobile equipment, commodities accounts, deposit accounts, securities accounts and other related assets and proceeds and products of each of the foregoing (collectively, the “ABL Collateral”)), and (ii) a second-priority lien on the ABL Collateral, which is junior to a first-priority lien for the benefit of the lenders under the Company’s senior secured asset-based credit facility.
The terms of the Secured Notes are governed by the Secured Notes Indenture. The Secured Notes Indenture contains customary covenants that, among other things, limit the Company’s and its subsidiaries’ ability to create certain liens on property that secure indebtedness, use proceeds of dispositions of collateral, enter into sale and leaseback transactions, merge or consolidate with another company, and transfer or sell all or substantially all of the Company’s assets. Upon the occurrence of a “change of control triggering event,” as defined in the Secured Notes Indenture, the Company is required to offer to repurchase the Secured Notes at 101% of the aggregate principal amount thereof, plus any accrued and unpaid interest, if any, to, but excluding, the repurchase date.
The Company may redeem any of the Secured Notes beginning on January 15, 2021. The initial redemption price is 102.438% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The redemption price will decline each year after January 15, 2021 and will be 100% of their principal amount, plus accrued interest, beginning on January 15, 2023. The Company may also redeem some or all of the Secured Notes at any time and from time to time prior to January 15, 2021 at a price equal to 100% of the principal amount thereof plus a “make-whole” premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The Company may also redeem up to 10% of the original aggregate principal amount of the Secured Notes (calculated after giving effect to any issuance of additional Secured Notes) per year prior to January 15, 2021 at a redemption price equal to 103% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.
In addition, at any time and from time to time on or prior to January 15, 2021, the Company may redeem in the aggregate up to 35% of the original aggregate principal amount of the Secured Notes (calculated after giving effect to any issuance of additional Secured Notes) with the net cash proceeds of certain equity offerings, at a redemption price of 104.875%, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, so long as at least 65% of the original aggregate principal amount of the Secured Notes (calculated after giving effect to any issuance of additional Secured Notes) issued under the Secured Notes Indenture remain outstanding after each such redemption.
The Secured Notes Indenture contains customary events of default, including failure to make required payments, failure to comply with certain agreements or covenants, failure to pay or acceleration of certain other indebtedness, certain events of bankruptcy and insolvency, and failure to pay certain judgments. An event of default under the Secured Notes Indenture will allow either the Trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding Secured Notes to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the Secured Notes.

The foregoing description of the Secured Notes Indenture is not complete and is qualified in its entirety by reference to the Secured Notes Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The terms of the direct financial obligations are summarized in Item 1.01 of this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01.	Other Events.
In connection with the sale of $316,250,000 aggregate principal amount of 1.50% convertible senior notes due 2025, the Company is filing herewith the following exhibits to its Registration Statement on Form S-3 (Registration No. 333-215980):

1.
Underwriting Agreement, dated as of December 5, 2017, by and among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman Sachs & Co. LLC, acting as representatives of the several underwriters listed therein;

2.
Eighth Supplemental Indenture, dated as of December 19, 2017, by and between the Company and U.S. Bank National Association, as trustee, relating to the Company’s 1.50% Convertible Senior Notes due 2025 (including Form of Note);

3.	Opinion of Jones Day; and

4.	Ratio of Earnings to Fixed Charges.

Item 9.01.	Financial Statements and Exhibits.
(d)Exhibits.

Exhibit Number	Description

1.1
Underwriting Agreement, dated as of December 5, 2017, by and among Cleveland-Cliffs Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman Sachs & Co. LLC, acting as representatives of the several underwriters listed therein.

4.1
Indenture, dated as of December 19, 2017, by and among Cleveland-Cliffs Inc., the guarantors party thereto and U.S. Bank National Association, as trustee and first lien notes collateral agent (including Form of Note).

4.2	Eighth Supplemental Indenture, dated as of December 19, 2017, by and between Cleveland-Cliffs Inc. and U.S. Bank National Association, as trustee (including Form of Note).
5.1	Opinion of Jones Day.
12.1	Ratio of Earnings to Fixed Charges.
23.1	Consent of Jones Day (included in Exhibit 5.1).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEVELAND-CLIFFS INC.

Date:	December 19, 2017	By:	/s/ James D. Graham
		Name:	James D. Graham
		Title:	Executive Vice President, Chief Legal Officer & Secretary